Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-85640 and 333-111810) and Form S-8 (File Nos. 333-61851-99, 333-23393-99, 333-41113-99, 333-41157-99, 33-52127-99, 333-76424, 333-84426, 333-103761) of Puget Energy, Inc. and on Form S-3 (File Nos. 333-111810-01) of Puget Sound Energy, Inc. of our reports dated March 5, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this combined Form 10-K.

PricewaterhouseCoopers LLP
Seattle, Washington
March 5, 2004